UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 23, 2012

Date of Report (Date of earliest event reported)

SONUS NETWORKS, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	001-34115	04-3387074
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

4 TECHNOLOGY PARK DRIVE, WESTFORD, MASSACHUSETTS 01886

(Address of Principal Executive Offices) (Zip Code)

(978) 614-8100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.                                      Submission of Matters to a Vote of Security Holders.

Sonus Networks, Inc. (the “Company”) held its annual meeting of stockholders on May 23, 2012 (the “Annual Meeting”) to consider and vote upon the matters listed below.  The proposals are described in detail in the Company’s definitive Proxy Statement, which was filed with the United States Securities and Exchange Commission on April 5, 2012 (the “Proxy Statement”).  The final voting results from the Annual Meeting are set forth below.

(1)                                  The stockholders elected each of the eight nominees to the Board of Directors of the Company to hold office until the 2013 annual meeting of stockholders by a plurality of votes cast:

Director	For	Withhold Authority	Broker Non-Votes

James K. Brewington	177,751,936	26,442,948	58,415,398

John P. Cunningham	189,898,108	14,296,776	58,415,398

Raymond P. Dolan	190,447,433	13,747,451	58,415,398

Beatriz V. Infante	190,428,242	13,766,642	58,415,398

Howard E. Janzen	177,068,538	27,126,346	58,415,398

John A. Schofield	190,443,697	13,751,187	58,415,398

Scott E. Schubert	190,434,023	13,760,861	58,415,398

H. Brian Thompson	176,971,998	27,222,886	58,415,398

(2)                                  By the following vote, the stockholders ratified the appointment of Deloitte & Touche LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012:

For	260,715,527

Against	1,526,505

Abstain	368,250

(3)                                  By the following vote, the stockholders approved, on a non-binding advisory basis, the compensation paid to the Company’s named executive officers as disclosed in the “Compensation Discussion and Analysis” section and the accompanying compensation tables and related narratives contained in the Proxy Statement:

For	201,082,247

Against	2,846,938

Abstain	265,699

Broker Non-Votes	58,415,398

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 25, 2012	SONUS NETWORKS, INC.

By:
/s/ Jeffrey M. Snider
Jeffrey M. Snider
Senior Vice President, General Counsel and Secretary